Exhibit 10.2

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of the 18th day of October, 2017, by and among FRANKLIN STREET PROPERTIES CORP. (the “Borrower”), each Lender that is a signatory hereto, and BANK OF MONTREAL (“Bank of Montreal”), in its capacity as Lender, as Administrative Agent (“Administrative Agent”) for itself and the other lenders party to the Credit Agreement (hereinafter defined) from time to time.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower, the Administrative Agent and certain Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 29, 2014, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 21, 2016 (as so amended, the “Original A&R Credit Agreement”) pursuant to which the Lenders party to the Original A&R Credit Agreement have extended credit to the Borrower on the terms set forth therein;

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders have agreed, to modify certain of the terms and conditions of the Original A&R Credit Agreement.  The Original A&R Credit Agreement as amended by this Second Amendment is referred to herein as the “Credit Agreement.”

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.                                             DEFINITION OF “AFFILIATE.”

Section 1.01 of the Original A&R Credit Agreement is hereby amended by deleting the definition of “Affiliate” appearing therein and replacing it with the following definition:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  In no event shall Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Borrower, and Sponsored REITS shall not be considered Affiliates of the Borrower.

SECTION 2.                                             DEFINITION OF “CAPITALIZATION RATE.”

Section 1.01 of the Original A&R Credit Agreement is hereby amended by deleting the definition of “Capitalization Rate” appearing therein and replacing it with the following definition:

“Capitalization Rate” means six and three-quarters percent (6.75%) for each CBD or Urban Infill Property and seven and one-half percent (7.50%) for each Suburban Property.

SECTION 3.                                             DEFINITION OF “EBITDA

Section 1.01 of the Original A&R Credit Agreement is hereby amended by deleting the definition of “EBITDA” appearing therein and replacing it with the following definition:

“EBITDA” means for the Consolidated Parties, for the most recently ended fiscal quarter of Borrower, without duplication, the sum of (a) net income of the Consolidated Parties, in each case, excluding any non-recurring or extraordinary gains and losses and Hedge Ineffectiveness for such period (but including syndication fees), plus (b) an amount which, in the determination of net income for such period pursuant to clause (a) above, has been deducted for or in connection with (i) Interest Expense (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense per GAAP), (ii) income taxes, and (iii) depreciation and amortization, all determined in accordance with GAAP for the prior quarter plus (c) the Consolidated Parties’ Equity Percentage of the above attributable to Unconsolidated Affiliates.”

SECTION 4.                                             DEFINITION OF “EURODOLLAR RATE.”

Section 1.01 of the Original Credit Agreement is hereby amended by deleting the second sentence of the definition of “Eurodollar Rate” and replacing it with the following sentence:

If the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement, provided that this floor of zero for any applicable Interest Period shall not apply to any Loan with respect to which the Borrower has entered into a corresponding Swap Contract so long as the Borrower has notified the Administrative Agent of such Swap Contract at least five (5) Business Days prior to such applicable Interest Period.

SECTION 5.                                             DEFINITION OF “EURODOLLAR BASE RATE.”

Section 1.01 of the Original Credit Agreement is hereby amended by deleting clause (c) of the definition of “Eurodollar Base Rate” appearing therein and replacing it with the following:

(c)           If the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement, provided that this floor of zero for any applicable Interest Period shall not apply to any Loan with respect to which the Borrower has entered into a corresponding Swap Contract so long as the Borrower has notified the Administrative Agent of such Swap Contract at least five (5) Business Days prior to such applicable Interest Period.

SECTION 6.                                             DEFINITION OF “INDEBTEDNESS.”

Section 1.01 of the Original A&R Credit Agreement is hereby amended by deleting subsection (a) of the definition of “Indebtedness” appearing therein and replacing it with the following:

(a)        all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (including the Bank of America Loan Documents and the JPM Loan Documents);

SECTION 7.                                             DEFINITION OF “RESPONSIBLE OFFICER.”

Section 1.01 of the Original A&R Credit Agreement is hereby amended by adding the words “, assistant treasurer” after the words “chief financial officer” in clause (d) of the definition of “Responsible Officer”.

SECTION 8.                                             DEFINITION OF “TOTAL ASSET VALUE.”

Section 1.01 of the Original A&R Credit Agreement is hereby amended by deleting the definition of “Total Asset Value” appearing therein and replacing it with the following definition:

“Total Asset Value” means, without duplication, for the most recently ended fiscal quarter of Borrower, with respect to the Consolidated Parties on a consolidated basis, the sum of (a) the quotient of annualized NOI for such fiscal quarter minus the aggregate amount of NOI attributable to each Property sold or otherwise disposed of during such fiscal quarter minus the aggregate amount of NOI attributable to each Property acquired during the last four fiscal quarters, divided by the Capitalization Rate plus (b) the acquisition cost of each Property acquired during such prior four fiscal quarters, plus (c) unrestricted cash and Cash Equivalents, plus (d) the book value of unimproved land holdings, plus (e) the book value of construction in progress, plus (f) the carrying value of performing mortgage loans to Sponsored REITs, plus (g) the carrying value of preferred stock investments in Sponsored REITs as shown on Borrower’s financial statements.

Notwithstanding the foregoing, for purposes of determining Total Asset Value, to the extent the aggregate of Investments in Projects under Development, undeveloped land holdings, Joint Venture Projects and Joint Ventures, Securities Holdings and Mortgages to non-affiliates (excluding Mortgages to Sponsored REITS) would exceed 10% of Total Asset Value, such aggregate excess shall be excluded.

SECTION 9.                                             SECTION 1.01.

Section 1.01 of the Original A&R Credit Agreement is hereby amended by adding the new following definitions in the proper alphabetical order:

“JPM” means JPMorgan Chase Bank, N.A.

“JPM Loan Documents” means that certain Credit Agreement dated as of November 30, 2016, as amended from time to time, by and among, inter alia, Borrower and JPM and the documents, instruments and agreements in connection therewith.”

“Leverage Increase Period” shall have the meaning set forth in Section 7.11(b) hereof.

SECTION 10.                                      SECTION 5.11.

Section 5.11 of the Original A&R Credit Agreement is hereby amended by deleting the last sentence in Section 5.11 appearing therein and replacing it with the following:

Neither the Borrower nor any Subsidiary is party to any agreement the principal purpose of which is to share tax liabilities.

SECTION 11.                                      SECTION 7.03(B).

Section 7.03(b) of the Original A&R Credit Agreement is hereby deleted and replaced with the following:  “(b) Indebtedness under the Bank of America Loan Documents and the JPM Loan Documents.”

SECTION 12.                                      SECTION 7.11.

Section 7.11 of the Original A&R Credit Agreement is hereby amended by deleting Section 7.11 appearing therein and replacing it with the following Section 7.11:

Section 7.11         Financial Covenants.  Fail, at any time, to comply with any of the following financial covenants on a consolidated basis provided that such covenants shall be calculated as of the last day of a calendar quarter:

(a)        Minimum Tangible Net Worth.  Borrower shall maintain a Tangible Net Worth equal to or in excess of $661,752,000 plus seventy-five percent (75%) of the aggregate net proceeds received by Borrower in connection with any offering of stock or other equity in the Borrower after October 18, 2017.

(b)        Maximum Leverage Ratio.  Borrower shall not permit the ratio of Total Indebtedness to Total Asset Value to exceed 0.60:1.0, to be increased at the election of the Borrower a maximum of two times during the term of the Loans, provided that no Leverage Increase Period (hereinafter defined) shall be consecutive, to 0.65 to 1.0 commencing on the date on which a Significant Acquisition occurs and continuing for the succeeding three full fiscal quarters thereafter (each a “Leverage Increase Period”).

(c)        Maximum Secured Leverage Ratio.  Borrower shall not permit the ratio of Total Secured Indebtedness (excluding the Credit Extensions) to Total Asset Value to exceed 0.30:1.0.

(d)        Minimum Fixed Charge Coverage Ratio.  Borrower shall not permit the ratio of Adjusted EBITDA to Fixed Charges to be less than 1.50:1.0.

(e)        Maximum Unencumbered Leverage Ratio.  Borrower shall not permit the ratio of Unsecured Indebtedness to Unencumbered Asset Value to exceed 0.60:1.0, to be increased at the election of the Borrower a maximum of two times during the term of the Loans, provided that no Leverage Increase Period shall be consecutive, to 0.65 to 1.0 commencing on the date on which a Significant Acquisition occurs and continuing for the succeeding three full fiscal quarters thereafter.

(f)        Minimum Unsecured Interest Coverage.  Borrower shall not permit the ratio of Unencumbered NOI to the Interest Expense from the Eligible Unencumbered Property Pool to be less than 1.75:1.0.  For the purpose of calculating NOI for this covenant 7.11(f), items (a)-(d) of the definition of Net Operating Income shall be adjusted to (i) exclude the amount attributable to the Properties disposed of during such fiscal quarter and (ii) adjust the amount attributable to Properties owned less than a full fiscal quarter so that such amount is grossed up as if the Property had been owned for the entire fiscal quarter.

(g)         Dividends and Distributions.  To the extent an Event of Default exists or would result therefrom, Borrower shall not make Restricted Payments and no Subsidiary shall make any Restricted Payments to any Person other than Borrower or a Subsidiary of Borrower.

In calculating the financial covenants pursuant to this Section 7.11, any obligations that are secured by Cash Collateral by Borrower shall not be deemed to be secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security agreement.

SECTION 13.                                      EXHIBIT E.

Exhibit E of the Original A&R Credit Agreement is hereby deleted and the Exhibit E attached hereto is substituted therefor.

SECTION 14.                                      BORROWER’S NOTICE ADDRESS.

The Borrower’s address and website for notices, related materials and the delivery of information appearing on Schedule 10.02 of the Original Credit Agreement are hereby deleted and replaced with the following:

BORROWER:

401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880-6210
Attention: Chief Financial Officer
Telephone:
Facsimile:
Electronic Mail:
www.franklinstreetproperties.com

With a copy to:	WilmerHale
60 State Street
Boston, Massachusetts 02109
Attention: Jamie N. Class, Esq.
Telephone:
Telecopier:
Electronic Mail:

SECTION 15.                                      NO WAIVER.

Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly provided herein, to otherwise modify any provision of the Original A&R Credit Agreement, or (ii) give rise to any defenses or counterclaims to Administrative Agent’s or any of the Lenders’ right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Credit Agreement and the other Loan Documents.

SECTION 16.                                      CONDITIONS TO EFFECTIVENESS.

This Second Amendment shall become effective as of the date (the “Effective Date”) when each of the following conditions is met:

(a)        receipt by the Administrative Agent of this Second Amendment duly and properly authorized, executed and delivered by the Borrower and the Lenders;

(b) receipt by the Administrative Agent of a certificate dated as of the date hereof signed by a Responsible Officer of Borrower certifying that, before and after giving effect to the Second Amendment, (I) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) that (1) the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and (2) the representations and warranties contained in Section 5.13(a) shall be deemed to refer to the most recent update to Schedule 5.13(a) furnished pursuant to Section 6.02(a)(ii), and shall be true and correct in all material respects as of the effective date of such update, and (3) the  representations and warranties contained in the first and second sentences of Section 5.21 shall be deemed to refer to the most recent update to Schedule 5.21 furnished pursuant to Section 6.02(a)(i), and shall be true and correct in all material respects as of the effective date of such update, and (II) no Default or Event of Default exists;

(c)        payment of any costs and expenses due to the Administrative Agent or the Lenders, including all of the Administrative Agent’s reasonable legal fees and expenses incurred in connection with the preparation and negotiation of this Second Amendment; and

(d)        amendments to the Bank of America Loan Documents and the JPM Loan Documents to accommodate this Second Amendment and otherwise as agreed to by the parties to such loan facilities to close contemporaneously with this Second Amendment.

SECTION 17.                                      REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)        The execution, delivery and performance by Borrower of this Second Amendment, has been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which Borrower is a party or affecting Borrower or the properties of Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or its property is subject; or (c) violate any Law.

(b)        This Second Amendment has been duly executed and delivered by Borrower. This Second Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)        No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery of, and the performance of the Borrower’s obligations under the Original A&R Credit Agreement as amended by this

Second Amendment, except where such approval, consent, exemption, authorization, action, notice or filing has been obtained or made, and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d)        There has not occurred since December 31, 2016 any event or condition that has had or would be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect, as determined by Administrative Agent.

SECTION 18.                                      RATIFICATION, ETC.

Except as expressly amended hereby, the Original A&R Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Original A&R Credit Agreement and this Second Amendment shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Original A&R Credit Agreement as amended by this Second Amendment.

SECTION 19.                                      GOVERNING LAW.

THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 20.                                      COUNTERPARTS.

This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.  Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts.   Likewise, the existence of this Second Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment to Amended and Restated Credit Agreement as of the date first set forth above.

LENDERS/AGENT:	BANK OF MONTREAL,
in its capacity as Administrative Agent and individually as a Lender

	By:	/s/ Lloyd Baron
	Name:	Lloyd Baron
	Title:	Director

[Lender Signature Page]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michelle K. Gouin
	Name:	Michelle K. Gouin
	Title:	Vice President

[Lender Signature Page]

CAPITAL ONE BANK, NATIONAL ASSOCIATION

By:	/s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Senior Vice President

[Lender Signature Page]

CITIZENS BANK, N.A.

By:	/s/ Kerri Colwell
Name: Kerri Colwell
Title: SVP

[Lender Signature Page]

TD BANK, N.A.

By:	/s/ Clarke Cronin
Name: Clarke Cronin
Title: VP

[Lender Signature Page]

REGIONS FINANCIAL CORPORATION

By:	/s/ Paul E. Burgan
Name: Paul E. Burgan
Title: Vice President

[Lender Signature Page]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Brad Bowen
Name: Brad Bowen
Title: Senior Vice President

[Lender Signature Page]

Borrower:	FRANKLIN STREET PROPERTIES CORP.,
A MARYLAND CORPORATION

	By:	/s/ George J. Carter
Name: George J. Carter
Title: Chief Executive Officer

[Borrower Signature Page]

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                 ,

To:          Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 29, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Franklin Street Properties Corp. (the “Borrower”), the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                         of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Consolidated Parties in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.             A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:

]

[to the knowledge of the undersigned, during such fiscal period no Default or Event of Default has occurred and is continuing.]

—or—

[to the knowledge of the undersigned, during such fiscal period the following Defaults and Events of Default exist:(1)]

4.             The representations and warranties of the Borrower contained in Article V of the Agreement are true and correct in all material respects on and as of the date hereof, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) except that (i) the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and (ii) the representations and warranties contained in Section 5.13(a) refer to the most recent update to Schedule 5.13(a) furnished pursuant to Section 6.02(a)(ii), and are true and correct in all material respects as of the effective date of such update, and (iii) the representations and warranties contained in the first and second sentences of Section 5.21 refer to the most recent update to Schedule 5.21 furnished pursuant to Section 6.02(a)(i), and are true and correct in all material respects as of the effective date of such update.

5.             The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate in all material respects as of the Financial Statement Date covered by this Certificate.

6.             The updates to Schedules 5.21 and 5.13(a) attached hereto and the list of all Projects Under Development attached hereto are true and accurate on and as of the Financial Statement Date covered by this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                ,      .

BORROWER:	Franklin Street Properties Corp.,
a Maryland corporation

By:
Name:
Title:

(1)  Specify nature and extent thereof and what action Borrower proposes to take with respect thereto.

SCHEDULE 1

Franklin Street Properties Corp.
Financial Covenants

            [Date]

(in thousands, except percentages and ratios)

1.  Maximum Leverage Ratio

Total Indebtedness	Total Asset Value	Indebtedness to Total Asset Value

Not to exceed 60% to be increased to 65% of Total Asset Value for the fiscal quarter in which a Significant Acquisition occurs and for the immediately succeeding three fiscal quarters thereafter (a “Leverage Increase Period”), provided that (i) the Borrower may not elect more than two (2) Leverage Increase Periods during the term of the Loans and (ii) any such Leverage Increase Periods shall be non-consecutive

Total Asset Value(2)

Unencumbered Asset Value (see Schedule A)

Encumbered Asset Value (see Schedule B)

Unrestricted Cash

Cash Equivalents

Book value of unimproved land holdings

Book value of construction in progress

Carrying value of performing mortgage loans

Assets Held for Syndication

Mortgage Loan Receivable

Investment in Sponsored REITs

Total Asset Value

Total Indebtedness

Revolver Loan Balance

Term Loan Balance

Derivative Termination Value

Secured Debt

Other Indebtedness
Exclude Hedge Ineffectiveness

Consolidated Parties’ Equity Percentage of Indebtedness of Unconsolidated Affiliates

Total Indebtedness

(2) to the extent the aggregate of Investments in Projects under Development, undeveloped land holdings, Joint Venture Projects and Joint Ventures, Securities Holdings and Mortgages to non-affiliates (excluding Mortgages to Sponsored REITS) would exceed 10% of Total Asset Value, such aggregate excess shall be excluded.

2. Maximum Secured Leverage Ratio

Secured Indebtedness of the Consolidated Parties	$

Total Asset Value

% of Secured Indebtedness over Total Asset Value

Maximum % of Secured Indebtedness not to exceed 30% of Total Asset Value

3.  Minimum Fixed Charge Cover Ratio

	Adjusted EBITDA	Fixed Charges	Adjusted EBITDA to Fixed Charge Ratio
Minimum 1.5:1	$

4.  Maximum Unencumbered Leverage Ratio

Unsecured Indebtedness	Unencumbered Asset Value	Leverage Ratio

Not to exceed 60% to be increased to 65% of Unencumbered Asset Value for the fiscal quarter in which a Significant Acquisition occurs and for the immediately succeeding three fiscal quarters thereafter, provided that (i) the Borrower may not elect more than two (2) Leverage Increase Periods during the term of the Loans and (ii) any such Leverage Increase Periods shall be non-consecutive.

5.  Minimum Unsecured Interest Coverage

	Quarterly Unencumbered NOI	Interest Expense	NOI to Interest Expense
Equal to 1.75:1 or more

6. Minimum Tangible Net Worth(3)

Total Assets, less:			$

(a) Book Value of Intangible Assets

(b) Write-up of book value subsequent to Balance Sheet date

(c) Subscriptions Receivable

(d) Derivative assets

Total Liabilities (excluding derivative liabilities)

Tangible Net Worth

Required Net Worth

Required as of 10/18/2017				$661,752,000

Equity Offering after 10/18/2017 (add 75% of net proceeds from equity offerings)

ATM Equity Offering after 10/18/2017 (add 75% of net proceeds from equity offerings)

Required Net Worth

(3)  Total Assets and Total Liabilities shall also exclude an asset or liability created by Hedge Ineffectiveness and the Swap Termination Value.

Franklin Street Properties Corp.
Financial Covenants

             [Date]

Schedule A

Unencumbered Asset Value

	Date	Cap Rate	Unencumbered Asset Value

Quarterly NOI	$

	x 4	6.75%/7.5% (4)	$

Annual NOI	$

	x 4	6.75%/7.5% (3)	$

Acquisition costs of new properties (for first 4 quarters)			$

Unencumbered Asset Value			$

(4)  6.75% for CBD or Urban Infill Property/7.5% for Suburban Property

Schedule B

Encumbered Asset Value

	Date	Cap Rate	Encumbered Asset Value

Quarterly NOI	$

	x 4	6.75%/7.5% (5)	$

Annual NOI	$

	x 4	6.75%/7.5% (4)	$

Acquisition costs of new properties (for first 4 quarters)			$

Encumbered Asset Value			$

(5)  6.75% for CBD or Urban Infill Property/7.5% for Suburban Property

Franklin Street Properties Corp.
Consolidated Balance Sheets

(Audited/Unaudited)

               [Date]

[To be inserted]

Franklin Street Properties Corp.
Consolidated Statement of Income

(Audited/Unaudited)

            [Date]

EBITDA
Net Income
Non-recurring/Extraordinary /GOS/Acq Cost
Interest including deferred financing costs
Taxes
Depreciation & Amortization
Amortization of leases (in revenue)
Pro Rata Share Unconsolidated Affiliates
Hedge ineffectiveness

EBITDA
Capital Item allowance ($.30 sf/year)
Adjusted EBITDA

Franklin Street Properties Corp.
Financial Covenants

Quarterly Debt Service
                  [Date]

Interest Expense

Franklin Street Properties Corp.
Property NOI
                  [Date]

Actual
Cost	Q_ NOI

					Most	Most Recent
	Name	City	State	S.F.	Recent FQ	FQ

—

Unencumbered NOI
	Property NOI for the quarter					—
Less: Capital Item allowance ($.30 sf/year, including acquisitions)
(a)	Adjustment for management fees to 3%
	Subtotal before gross-up of partial quarter acquisitions					—
Gross up for current quarter

	Property NOI for the quarter					—
	Less: New acquisitions (if less than 4 quarters)					—
Less: Capital Item allowance ($.30 sf/year, including acquisitions)
(a)	Adjustment for management fees to 3%
	NOI for Unencumbered Asset Value calculation					—
	Cap rate per loan agreement					6.75%/7.5%(6)

Value of the Properties:
	Calculated above					—
	Acquisitions at cost					—
	Unencumbered Asset Value					—

Encumbered NOI

(a) NOI is net of actual management fees paid, adjustment is to (increase)/decrease fees to 3% level

(6)  6.75% for CBD or Urban Infill Property/7.5% for Suburban Property

Franklin Street Properties Corp.
Management Fee Calculation(7)
                  [Date]

	9 Months	6 Months	3 Months

Calculation:
Total rental revenue for 10-Q/10-K

Excluded revenues:
Termination Fees
Amort - Favorable lease
Lease Induce/Rent reduct
FASB 13 Revenue
Management fee & interest income
Revenue from sold properties
Total excluded revenues

Gross revenues	$	$	$

3% of Gross Revenues	$	$	$

Less Actual management fees charged:

Adjustment required	$	$	$

(7)  To be adjusted as appropriate to determine management fees for the quarter.